                                                                    Exhibit 16.1

December 20, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated December 20, 2006, of BNS Holding
Inc., and are in agreement with the statements contained in the first sentence of the first paragraph, and the third, fifth and sixth paragraphs in Item 4.01.

We have no basis to agree or disagree with other statements of the registrant contained therein.

                                             /s/ Ernst & Young LLP